Exhibit 16.1

Messineo & Co., CPAs LLC T: (727) 421-6268 F: (727) 674-0511

Exhibit 16.1

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

December 30, 2015

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated December 30, 2015 of Puravita Corporation, to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,
Messineo & Co., CPAs, LLC